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EXHIBIT 16

                      [Lentol, Violet, Kienitz & Company]
                                   Letterhead


April 2, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 9 of the Form 10-K for the year ended September 30, 1996 of Delphos Citizens Bancorp, Inc. and are in agreement with the statements contained therein concerning our firm.

Very truly yours,


/s/David B. Kienitz
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David B. Kienitz, Partner
Certified Public Accountant

DBK/jjg